NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

1 of 13

April 29, 2024 GERMAN AMERICAN BANCORP, INC. (GABC) REPORTS FIRST QUARTER 2024 EARNINGS

Jasper, Indiana: April 29, 2024 – German American Bancorp, Inc. (Nasdaq: GABC) reported first quarter 2024 earnings of $19.0 million, or $0.64 per share, compared to earnings of $21.5 million, or $0.73 per share, for fourth quarter 2023, and earnings of $20.8 million, or $0.71 per share, for first quarter 2023.

First quarter 2024 operating performance was highlighted by strong linked quarter commercial real estate and retail organic loan growth, linked quarter non-public fund deposit growth, strong credit metrics, controlled operating expenses, and a solid level of diversified non-interest income. However, from an earnings perspective, these increases were more than offset by lower net interest income as a result of modest net interest margin compression driven by higher deposit costs.

The net interest margin declined from 3.43% to 3.35%, or 8 basis points, during the first quarter of 2024 on a linked quarter basis as the funding cost increase of 12 basis points outpaced the earning asset yield increase of 4 basis points. The rise in the cost of funds in the first quarter of 2024 was driven by the continued competitive deposit pricing in the marketplace, and the ongoing re-mixing of the Company’s deposit composition as customers continued to move into time deposit accounts seeking higher yields.

First quarter 2024 deposits declined approximately $33.6 million, or 3%, on an annualized linked quarter basis compared to year-end 2023 driven by a delayed seasonal outflow of public fund deposits into first quarter 2024. Non-public funds however continued to grow positively on a linked quarter basis. The overall core deposit base remains diverse with stable and manageable exposure to uninsured and uncollateralized deposits of approximately 21% and non-interest bearing demand accounts remaining stable at 28% of total deposits

During the first quarter of 2024 loans remained stable and diversified with commercial real estate and retail organic loan growth helping to offset the larger seasonal reductions in utilization of agricultural lines of credit and ongoing reduced utilization in commercial and industrial lines. Credit quality remained strong as non-performing assets were 0.16% of period end assets and non-performing loans totaled 0.25% of period end loans.

Non-interest income for the first quarter 2024 was driven by an increase in wealth management fees attributable to the ongoing growth and gathering of assets under management. Insurance revenues also contributed in a meaningful way driven by seasonal contingency income as well as improved commercial lines revenue. Linked quarter interchange fee income was lower as fourth quarter 2023 usage was seasonally up from the holidays and first quarter 2024 usage was seasonally down due to tax refunds.

The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $0.27 per share, which will be payable on May 20, 2024 to shareholders of record as of May 10, 2024. As previously reported, this dividend rate represents an 8% increase over the rate in effect during 2023.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

2 of 13

D. Neil Dauby, German American’s Chairman & CEO stated, “Our Company delivered solid first quarter results to kick off the 2024 year while maintaining strong capital levels and a solid liquidity position. During the quarter, we continued to add key talent to our team in both customer facing and operational areas. We continued to invest in new digital platforms/systems to improve customer experience, drive customer acquisition/retention and drive future revenues. Our talented team of “relationship driven, value added” professionals, innovative technology and continuous improvement mindset will position us well for continued growth across our footprint.”

Balance Sheet Highlights

Total assets for the Company totaled $6.112 billion at March 31, 2024, representing a decline of $40.3 million compared with December 31, 2023 and an increase of $115.0 million compared with March 31, 2023. The modest decline in total assets at March 31, 2024 compared with year-end 2023 was largely related to a decline in the securities portfolio while the increase in total assets at March 31, 2024 compared to March 31, 2023 was largely attributable to an increase in total loans, partially offset by a decline in the securities portfolio.

Securities available for sale declined $57.6 million as of March 31, 2024 compared with December 31, 2023 and declined $131.0 million compared with March 31, 2023. The decline at March 31, 2024 in the available for sale securities portfolio compared with year-end 2023 and the end of the first quarter of 2023 was primarily the result of the Company's utilization of cash flows from the securities portfolio to fund loan growth and other balance sheet funding needs. Current projections indicate approximately $190.0 million in principal and interest cash flows from the portfolio over the next twelve months with rates unchanged.

Total loans remained relatively stable at March 31, 2024 compared with year-end 2023, increasing by $1.0 million, while total loans increased $206.1 million, or 6%, compared with March 31, 2023. The modest increase during the first quarter of 2024 compared with year-end 2023 was largely attributable to increased commercial real estate loans and retail loans, partially offset by lower seasonal line utilization for agricultural loans and lower line utilization for commercial and industrial loans. Commercial real estate loans increased $27.0 million, or 5% on an annualized basis, while retail loans grew $12.5 million, or 6% on an annualized basis. Partially offsetting these increases was a decline in agricultural loans of $23.1 million, or 22% on an annualized basis, and a decline in commercial and industrial loans of $15.4 million, or 9% on an annualized basis, as line of credit utilization declined in both of these segments.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

3 of 13
The composition of the loan portfolio has remained relatively stable and diversified over the past several years, including 2024. The portfolio is most heavily concentrated in commercial real estate loans at 54% of the portfolio, followed by commercial and industrial loans at 16% of the portfolio, and agricultural loans at 10% of the portfolio. The Company’s commercial lending is extended to various industries, including multi-family housing and lodging, agribusiness and manufacturing, as well as health care, wholesale, and retail services. The Company's commercial real estate portfolio has limited exposure to office real estate, with office exposure totaling approximately 4% of the total loan portfolio.

End of Period Loan Balances	3/31/2024	12/31/2023	3/31/2023
(dollars in thousands)

Commercial & Industrial Loans	$646,162	$661,529	$667,306
Commercial Real Estate Loans	2,148,808	2,121,835	2,000,237
Agricultural Loans	400,733	423,803	378,587
Consumer Loans	421,980	407,889	376,398
Residential Mortgage Loans	361,236	362,844	350,338
	$3,978,919	$3,977,900	$3,772,866

The Company’s allowance for credit losses totaled $43.8 million at both March 31, 2024 and December 31, 2023 and totaled $44.3 million at March 31, 2023. The allowance for credit losses represented 1.10% of period-end loans at both March 31, 2024 and December 31, 2023 and represented 1.18% of period-end loans at March 31, 2023.
Non-performing assets totaled $10.0 million at March 31, 2024, $9.2 million at December 31, 2023 and $14.6 million at March 31, 2023. Non-performing assets represented 0.16% of total assets at March 31, 2024, 0.15% at December 31, 2023 and 0.24% at March 31, 2023. Non-performing loans represented 0.25% of total loans at March 31, 2024, 0.23% at December 31, 2023 and 0.39% at March 31, 2023.

Non-performing Assets
(dollars in thousands)
	3/31/2024	12/31/2023	3/31/2023
Non-Accrual Loans	$9,898	$9,136	$13,495
Past Due Loans (90 days or more)	85	55	1,098
Total Non-Performing Loans	9,983	9,191	14,593
Other Real Estate	—	—	—
Total Non-Performing Assets	$9,983	$9,191	$14,593

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

4 of 13
March 31, 2024 total deposits declined $33.6 million, or 3% on an annualized basis, compared to year-end 2023 and increased $64.5 million, or 1%, compared with March 31, 2023. The decline at March 31, 2024 compared to year-end 2023 was largely attributable to seasonal outflows of public entity funds. The Company has continued to see customer movement from both interest bearing and non-interest bearing transactional accounts to time deposits due primarily to a higher interest rate environment. Non-interest bearing deposits have remained relatively stable as a percent of total deposits with both March 31, 2024 and December 31, 2023 non-interest deposits totaling 28% of total deposits compared with 31% at March 31, 2023.

End of Period Deposit Balances	3/31/2024	12/31/2023	3/31/2023
(dollars in thousands)

Non-interest-bearing Demand Deposits	$1,463,933	$1,493,160	$1,601,206
IB Demand, Savings, and MMDA Accounts	2,918,459	2,992,761	3,039,393
Time Deposits < $100,000	328,804	289,077	245,104
Time Deposits > $100,000	508,151	477,965	269,192
	$5,219,347	$5,252,963	$5,154,895

At March 31, 2024, the capital levels for the Company and its subsidiary bank, German American Bank (the “Bank”), remained well in excess of the minimum amounts needed for capital adequacy purposes and the Bank’s capital levels met the necessary requirements to be considered well-capitalized.

	3/31/2024 Ratio	12/31/2023 Ratio	3/31/2023 Ratio
Total Capital (to Risk Weighted Assets)
Consolidated	16.57%	16.50%	15.89%
Bank	14.53%	14.76%	14.37%
Tier 1 (Core) Capital (to Risk Weighted Assets)
Consolidated	14.97%	14.97%	14.32%
Bank	13.73%	14.04%	13.63%
Common Tier 1 (CET 1) Capital Ratio (to Risk Weighted Assets)
Consolidated	14.27%	14.26%	13.60%
Bank	13.73%	14.04%	13.63%
Tier 1 Capital (to Average Assets)
Consolidated	12.01%	11.75%	11.08%
Bank	11.02%	11.03%	10.55%

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

5 of 13
Results of Operations Highlights – Quarter ended March 31, 2024

Net income for the quarter ended March 31, 2024 totaled $19,022,000, or $0.64 per share, a decline of 12% on a per share basis, compared with the fourth quarter 2023 net income of $21,507,000, or $0.73 per share, and a decline of 10% on a per share basis compared with the first quarter 2023 net income of $20,807,000, or $0.71 per share.

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	March 31, 2024			December 31, 2023			March 31, 2023

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$22,903	$299	5.25%	$36,927	$473	5.09%	$46,729	$345	2.99%
Securities	1,595,700	11,537	2.89%	1,527,306	11,903	3.12%	1,729,189	12,595	2.91%
Loans and Leases	3,972,232	58,067	5.88%	3,921,967	56,257	5.69%	3,773,789	49,245	5.29%
Total Interest Earning Assets	$5,590,835	$69,903	5.02%	$5,486,200	$68,633	4.98%	$5,549,707	$62,185	4.53%

Liabilities
Demand Deposit Accounts	$1,426,239			$1,507,780			$1,636,133
IB Demand, Savings, and
MMDA Accounts	$2,969,755	$12,823	1.74%	$3,010,984	$12,433	1.64%	$3,119,979	$7,414	0.96%
Time Deposits	806,976	8,166	4.07%	709,534	6,577	3.68%	451,644	1,557	1.40%
FHLB Advances and Other Borrowings	196,348	2,275	4.66%	202,555	2,394	4.69%	244,645	2,509	4.16%
Total Interest-Bearing Liabilities	$3,973,079	$23,264	2.36%	$3,923,073	$21,404	2.16%	$3,816,268	$11,480	1.22%

Cost of Funds			1.67%			1.55%			0.84%
Net Interest Income		$46,639			$47,229			$50,705
Net Interest Margin			3.35%			3.43%			3.69%

During the first quarter of 2024, net interest income, on a non tax-equivalent basis, totaled $44,994,000, a decline of $613,000, or 1%, compared to the fourth quarter of 2023 net interest income of $45,607,000 and a decline of $4,015,000, or 8%, compared to the first quarter of 2023 net interest income of $49,009,000.

The decline in net interest income during the first quarter of 2024 compared with both the fourth quarter of 2023 and the first quarter of 2023 was primarily attributable to a decline in the Company's net interest margin. The tax equivalent net interest margin for the quarter ended March 31, 2024 was 3.35% compared with 3.43% in the fourth quarter of 2023 and 3.69% in the first quarter of 2023. The decline in the net interest margin during the first quarter of 2024 compared with both the fourth quarter of 2023 and the first quarter of 2023 was largely driven by an increase in the cost of funds. The cost of funds continued to

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

6 of 13
accelerate higher in the first quarter of 2024 due to highly competitive deposit pricing in the marketplace, customers actively looking for yield opportunities within and outside the banking industry and a continued shift in the Company's deposit composition to a higher level of time deposits.

The Company's net interest margin and net interest income have been impacted by accretion of loan discounts on acquired loans. Accretion of discounts on acquired loans totaled $360,000 during the first quarter of 2024, $280,000 during the fourth quarter of 2023 and $530,000 during the first quarter of 2023. Accretion of loan discounts on acquired loans contributed approximately 3 basis points to the net interest margin in the first quarter of 2024, 2 basis points in the fourth quarter of 2023 and 4 basis points in the first quarter of 2023.

During the quarter ended March 31, 2024, the Company recorded a provision for credit losses of $900,000 compared with no provision in the fourth quarter of 2023 and a provision for credit losses of $1,100,000 during the first quarter of 2023. The lack of a provision in the fourth quarter of 2023 was largely related to the resolution, during the fourth quarter of 2023, of a single commercial borrowing relationship with minimal loss recognition for which the Company had established a significant reserve in previous periods.

Net charge-offs totaled $911,000, or 9 basis points on an annualized basis, of average loans outstanding during the first quarter of 2024 compared with $881,000, or 9 basis points on an annualized basis, of average loans during the fourth quarter of 2023 and compared with $953,000, or 10 basis points, of average loans during the first quarter of 2023.

During the quarter ended March 31, 2024, non-interest income totaled $15,822,000, an increase of $228,000 or 1%, compared with the fourth quarter of 2023 and an increase of $855,000, or 6%, compared with the first quarter of 2023.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	3/31/2024	12/31/2023	3/31/2023
(dollars in thousands)

Wealth Management Fees	$3,366	$3,198	$2,644
Service Charges on Deposit Accounts	2,902	2,885	2,788
Insurance Revenues	2,878	2,266	3,135
Company Owned Life Insurance	441	455	401
Interchange Fee Income	4,087	4,371	4,199
Other Operating Income	1,362	1,887	1,211
Subtotal	15,036	15,062	14,378
Net Gains on Sales of Loans	751	532	587
Net Gains on Securities	35	—	2
Total Non-interest Income	$15,822	$15,594	$14,967

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

7 of 13
Wealth management fees increased $168,000, or 5%, during the first quarter of 2024 compared with the fourth quarter of 2023 and increased $722,000, or 27%, compared with the first quarter of 2023. The increase during the first quarter of 2024 was largely attributable to increased assets under management within the Company's wealth management group as compared with both the fourth quarter of 2023 and first quarter of 2023.

Insurance revenues increased $612,000, or 27%, during the quarter ended March 31, 2024, compared with the fourth quarter of 2023 and declined $257,000, or 8%, compared with the first quarter of 2023. The increase during the first quarter of 2024 compared with the fourth quarter of 2023 primarily related to contingency revenue and to an increase in commercial lines insurance revenues. The decline during the first quarter of 2024 compared with the first quarter of 2023 was related to a decline in contingency revenue, partially mitigated by increased commercial lines revenue. Contingency revenue during the first quarter of 2024 totaled $391,000 compared with no contingency revenue during the fourth quarter of 2023 and $945,000 during the first quarter of 2023. Contingency revenue is reflective of claims and loss experience with insurance carriers that the Company represents through its property and casualty insurance agency. Typically, the majority of contingency revenue is recognized during the first quarter of the year.

Interchange fee income declined $284,000, or 7%, during the quarter ended March 31, 2024 compared with the fourth quarter of 2023 and declined $112,000, or 3%, compared with the first quarter of 2023. The decline in the first quarter of 2024 compared with the fourth quarter of 2023 was largely related to a seasonally lower level of customer transaction volume.

Other operating income declined $525,000, or 28%, during the first quarter of 2024 compared with the fourth quarter of 2023 and increased $151,000, or 12%, compared with the first quarter of 2023. The decline during the first quarter of 2024 compared to the fourth quarter of 2023 was largely attributable to the gain on sale of real estate related to the consolidation of various branch office facilities during the fourth quarter of 2023, partially mitigated by improved fees and fair value adjustments associated with interest rate swap transactions with loan customers. The increase during the first quarter of 2024 compared with the same period of the prior year was related to a higher level of fees associated with interest rate swap transactions with loan customers.

Net gains on sales of loans increased $219,000, or 41%, during the first quarter of 2024 compared with the fourth quarter of 2023 and increased $164,000, or 28%, compared with the first quarter of 2023. The increase during the first quarter of 2024 compared with both the fourth quarter of 2023 and the first quarter of 2023 was largely related to improved pricing levels on loans sold and fair value adjustments on commitments to sell loans. Loan sales totaled $24.0 million during the first quarter of 2024 compared with $27.0 million during the fourth quarter of 2023 and $23.4 million during the first quarter of 2023.

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

8 of 13
During the quarter ended March 31, 2024, non-interest expense totaled $36,738,000, an increase of $1,004,000, or 3%, compared with the fourth quarter of 2023, and a decline of $878,000, or 2%, compared with the first quarter of 2023.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	3/31/2024	12/31/2023	3/31/2023
(dollars in thousands)

Salaries and Employee Benefits	$21,178	$20,948	$21,846
Occupancy, Furniture and Equipment Expense	3,804	3,513	3,820
FDIC Premiums	729	701	741
Data Processing Fees	2,811	2,835	2,755
Professional Fees	1,595	1,170	1,562
Advertising and Promotion	1,138	1,151	1,167
Intangible Amortization	578	636	785
Other Operating Expenses	4,905	4,780	4,940
Total Non-interest Expense	$36,738	$35,734	$37,616

Salaries and benefits increased $230,000, or 1%, during the quarter ended March 31, 2024 compared with the fourth quarter of 2023 and declined $668,000, or 3%, compared with the first quarter of 2023. The decline in salaries and benefits during the first quarter of 2024 compared with the first quarter of 2023 was primarily due to a lower level of full-time equivalent employees and lower incentive compensation.

Occupancy, furniture and equipment expense increased $291,000, or 8%, during the first quarter of 2024 compared with the fourth quarter of 2023 and declined $16,000, or less than 1%, compared to the first quarter of 2023. The increase during the first quarter of 2024 compared with the fourth quarter of 2023 was largely due to seasonal maintenance activities.

Professional fees increased $425,000, or 36%, in the first quarter of 2024 compared with the fourth quarter of 2023 and increased $33,000, or 2%, compared with the first quarter of 2023. The increase during the first quarter of 2024 compared with the fourth quarter of 2023 was largely attributable to the costs associated with services related to the Company's year-end financial reporting processes and annual meeting preparations, and costs associated with certain talent recruiting engagements.

About German American

German American Bancorp, Inc. is a Nasdaq-traded (symbol: GABC) financial holding company based in Jasper, Indiana. German American, through its banking subsidiary German American Bank, operates 74 banking offices in 20 contiguous southern Indiana counties and 14 counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

9 of 13

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include:

a.changes in interest rates and the timing and magnitude of any such changes;
b.unfavorable economic conditions, including a prolonged period of inflation, and the resulting adverse impact on, among other things, credit quality;
c. the soundness of other financial institutions and general investor sentiment regarding the stability of financial institutions;
d. changes in our liquidity position;
e. the impacts of epidemics, pandemics or other infectious disease outbreaks;
f.    changes in competitive conditions;
g.    the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies;
h.    changes in customer borrowing, repayment, investment and deposit practices;
i.    changes in fiscal, monetary and tax policies;
j.    changes in financial and capital markets;
k.    capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by German American of outstanding debt or equity securities;
l.    risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base or employee base of the acquired institution or branches, and difficulties in integration of the acquired operations;

m.    factors driving credit losses on investments;

n.    the impact, extent and timing of technological changes;
o.    potential cyber-attacks, information security breaches and other criminal activities;

NEWS RELEASE

For additional information, contact:
D. Neil Dauby, Chairman and Chief Executive Officer
Bradley M Rust, President and Chief Financial Officer
(812) 482-1314

10 of 13
p.    litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;
q.    actions of the Federal Reserve Board;
r.    changes in accounting principles and interpretations;
s.    potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to German American’s banking subsidiary;
t.    actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;
u.    impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations;
v.    the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and
w.    other risk factors expressly identified in German American’s filings with the SEC.
Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of German American. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31, 2024	December 31, 2023	March 31, 2023
ASSETS
Cash and Due from Banks	$52,839	$78,805	$70,506
Short-term Investments	71,131	37,025	10,289
Investment Securities	1,539,623	1,597,185	1,670,609

Loans Held-for-Sale	10,325	5,226	6,011

Loans, Net of Unearned Income	3,971,910	3,971,082	3,768,872
Allowance for Credit Losses	(43,754)	(43,765)	(44,315)
Net Loans	3,928,156	3,927,317	3,724,557

Stock in FHLB and Other Restricted Stock	14,630	14,687	14,957
Premises and Equipment	106,030	106,776	112,225
Goodwill and Other Intangible Assets	186,022	186,664	188,929
Other Assets	203,173	198,513	198,836
TOTAL ASSETS	$6,111,929	$6,152,198	$5,996,919

LIABILITIES
Non-interest-bearing Demand Deposits	$1,463,933	$1,493,160	$1,601,206
Interest-bearing Demand, Savings, and Money Market Accounts	2,918,459	2,992,761	3,039,393
Time Deposits	836,955	767,042	514,296
Total Deposits	5,219,347	5,252,963	5,154,895

Borrowings	191,810	193,937	191,052
Other Liabilities	45,518	41,740	45,641
TOTAL LIABILITIES	5,456,675	5,488,640	5,391,588

SHAREHOLDERS' EQUITY
Common Stock and Surplus	419,520	418,996	417,203
Retained Earnings	472,689	461,622	418,620
Accumulated Other Comprehensive Income (Loss)	(236,955)	(217,060)	(230,492)
SHAREHOLDERS' EQUITY	655,254	663,558	605,331

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$6,111,929	$6,152,198	$5,996,919

END OF PERIOD SHARES OUTSTANDING	29,669,019	29,584,709	29,573,439

TANGIBLE BOOK VALUE PER SHARE (1)	$15.82	$16.12	$14.08

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31, 2024	December 31, 2023	March 31, 2023
INTEREST INCOME
Interest and Fees on Loans	$57,826	$56,058	$49,061
Interest on Short-term Investments	299	473	345
Interest and Dividends on Investment Securities	10,133	10,480	11,083
TOTAL INTEREST INCOME	68,258	67,011	60,489

INTEREST EXPENSE
Interest on Deposits	20,989	19,010	8,971
Interest on Borrowings	2,275	2,394	2,509
TOTAL INTEREST EXPENSE	23,264	21,404	11,480

NET INTEREST INCOME	44,994	45,607	49,009
Provision for Credit Losses	900	—	1,100
NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	44,094	45,607	47,909

NON-INTEREST INCOME
Net Gain on Sales of Loans	751	532	587
Net Gain on Securities	35	—	2
Other Non-interest Income	15,036	15,062	14,378
TOTAL NON-INTEREST INCOME	15,822	15,594	14,967

NON-INTEREST EXPENSE
Salaries and Benefits	21,178	20,948	21,846
Other Non-interest Expenses	15,560	14,786	15,770
TOTAL NON-INTEREST EXPENSE	36,738	35,734	37,616

Income before Income Taxes	23,178	25,467	25,260
Income Tax Expense	4,156	3,960	4,453

NET INCOME	$19,022	$21,507	$20,807

BASIC EARNINGS PER SHARE	$0.64	$0.73	$0.71
DILUTED EARNINGS PER SHARE	$0.64	$0.73	$0.71

WEIGHTED AVERAGE SHARES OUTSTANDING	29,599,491	29,575,398	29,507,446
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	29,599,491	29,575,398	29,507,446

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended
		March 31, 2024	December 31, 2023	March 31, 2023
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.25%	1.43%	1.37%
	Annualized Return on Average Equity	11.58%	15.45%	14.39%
	Annualized Return on Average Tangible Equity (1)	16.17%	23.26%	21.38%
	Net Interest Margin	3.35%	3.43%	3.69%
	Efficiency Ratio (2)	57.92%	55.87%	56.08%
	Net Overhead Expense to Average Earning Assets (3)	1.50%	1.47%	1.63%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.09%	0.09%	0.10%
	Allowance for Credit Losses to Period End Loans	1.10%	1.10%	1.18%
	Non-performing Assets to Period End Assets	0.16%	0.15%	0.24%
	Non-performing Loans to Period End Loans	0.25%	0.23%	0.39%
	Loans 30-89 Days Past Due to Period End Loans	0.29%	0.33%	0.27%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$6,102,370	$6,036,242	$6,078,126
	Average Earning Assets	$5,590,835	$5,486,200	$5,549,707
	Average Total Loans	$3,972,232	$3,921,967	$3,773,789
	Average Demand Deposits	$1,426,239	$1,507,780	$1,636,133
	Average Interest Bearing Liabilities	$3,973,079	$3,923,073	$3,816,268
	Average Equity	$656,781	$556,914	$578,562

	Period End Non-performing Assets (4)	$9,983	$9,191	$14,593
	Period End Non-performing Loans (5)	$9,983	$9,191	$14,593
	Period End Loans 30-89 Days Past Due (6)	$11,485	$13,208	$10,360

	Tax Equivalent Net Interest Income	$46,639	$47,229	$50,705
	Net Charge-offs during Period	$911	$881	$953

(1)	Average Tangible Equity is defined as Average Equity less Average Goodwill and Other Intangibles.
(2)	Efficiency Ratio is defined as Non-interest Expense less Intangible Amortization divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income less Net Gain on Securities.
(3)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(4)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Other Real Estate Owned.
(5)	Non-performing loans are defined as Non-accrual Loans and Loans Past Due 90 days or more.
(6)	Loans 30-89 days past due and still accruing.